UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2024

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2024, Byrna Technologies Inc. (the “Company”) announced that David North, the Company’s Chief Financial Officer (the “CFO”) will retire from the Company, and Laurilee Kearnes will be appointed as the Company’s new CFO and principial financial and accounting officer, effective as of July 15, 2024 (the “Effective Date”). Mr. North’s decision to retire as CFO was not caused by any disagreement with the Company and, following the Effective Date, Mr. North will continue with the Company in a new role as an outside consultant.

Ms. Kearnes, age 53, brings over 20 years of experience in financial and operating leadership, most recently serving as CFO for Harte Hanks (Nasdaq: HHS), a Massachusetts-based global customer experience (CX) strategy company, from November 2019 to October 2023. At Harte Hanks, she oversaw all finance, accounting, and human resources for a business with over $200 million in annual revenues. Prior to her role as CFO at Harte Hanks, Ms. Kearnes held various key positions, including Corporate Controller from August 2018 to November 2019, Group VP of Finance from 2006 to 2018, and VP of Finance from 2003 to 2006. Her background also includes roles at Brooks Automation, where she managed financial operations in a high-tech manufacturing environment from 2000 to 2003, and at Nutraceutical Corporation, where she gained insights into market dynamics in consumer-focused industries from 1997 to 2000. Ms. Kearnes graduated from Utah State University, receiving both her undergraduate degree and master’s degree in accounting.

Offer Letter

On June 12, 2024, the Company executed a new offer letter (the “Offer Letter”) with Ms. Kearnes, to be appointed the Chief Financial Officer Designee effective as of June 7, 2024 and the Company’s CFO (and principal financial and accounting officer) as of the Effective Date.

Pursuant to the Offer Letter, which was approved by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”), Ms. Kearnes will receive an annual base salary of  $325,000 and will be entitled to receive a performance bonus, at the sole discretion of the Board, with a target of 60% of her annual base salary for the applicable fiscal year based on criteria established and approved by the Compensation Committee. Ms. Kearnes is also entitled to participate in any employee benefit plans maintained by the Company on behalf of its employees. The Offer Letter does not have an end date and will continue until terminated either by Ms. Kearnes or the Company.

Pursuant to the Offer Letter, the Company agreed to grant Ms. Kearnes 25,000 restricted stock units (the “RSUs”), which were granted by the Compensation Committee on June 19, 2024. The RSUs will vest with respect to 20%, 30% and 50% of the underlying shares of common stock on the first, second, and third anniversary of their grant date, respectively, subject to Ms. Kearnes’ continued service through each vesting date.

There is no family relationship between Ms. Kearnes and any director or executive officer of the Company. There are no transactions between Ms. Kearnes and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The foregoing summary of the material terms of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete terms of the Offer Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Separation and Consulting Agreement

On June 19, 2024, the Company entered into a Separation Agreement and General Release with David North (the “Separation Agreement”), effective as of the Effective Date, in connection with Mr. North’s retirement.

Pursuant to the Separation Agreement, (i) Mr. North will receive a payment of $82,500, less applicable deductions and other withholdings, which represents one-half of his estimated bonus amount for fiscal year 2024, (ii) the Company will extend Mr. North’s exercise rights on all of his outstanding vested options under the Company’s 2020 Equity Incentive Plan (the “Plan”) with grant dates of March 23, 2022 (the “March 2022 Options”) and December 8, 2022 (the “December 2022 Options”), for a period of twelve (12) months following the date when Mr. North ceases to serve as either an employee or consultant of the Company, and (iii) the Company will amend the terms of each of the March 2022 Options and the December 2022 Options, such that they shall continue to vest per each of their terms subject to Mr. North’s continuous service as either an employee or consultant.

On June 19, 2024, the Company and Mr. North executed a Consulting Agreement (the “Consulting Agreement”), effective as of July 16, 2024 (the “Start Date”) pursuant to which Mr. North will provide certain consulting services to the Company following his retirement as CFO. The Consulting Agreement has an initial term of nine months from the Start Date, which may be extended for successive two-month periods upon prior written agreement of both parties. Mr. North will receive compensation at a rate of $11,458 per month for services provided under the Consulting Agreement. The Consulting Agreement may be terminated by either party with thirty days prior written notice.

The foregoing descriptions of the Separation Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of the Separation Agreement and Consulting Agreement, which are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 24, 2024, the Company issued a press release announcing Ms. Kearnes’ appointment and Mr. North’s retirement. A copy of the press release is attached as Exhibit 99.1.

The information in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated June 12, 2024, between Byrna Technologies, Inc. and Laurilee Kearnes, dated June 12, 2024
10.2	Separation Agreement, dated June 19, 2024, between Byrna Technologies, Inc. and David North
10.3	Consulting Agreement, dated June 19, 2024, between Byrna Technologies, Inc. and David North
99.1	Press Release of Byrna Technologies Inc. dated June 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: June 24, 2024	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer